UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2014

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Board of Directors of American Apparel, Inc. (the “Company”) appointed Paula Schneider as Chief Executive Officer of the Company, effective as of January 5, 2015.  Scott Brubaker will continue to serve as Interim Chief Executive Officer until Ms. Schneider’s employment commences, after which he will remain as a consultant to ensure an orderly transition.

On December 15, 2014, the Board of Directors also voted to terminate Dov Charney, former President and Chief Executive Officer, for cause in accordance with the terms of his employment agreement.  Such decision followed a determination by a special committee of the Board of Directors that it was not appropriate for Dov Charney to be reinstated as Chief Executive Officer or serve as an officer or employee of the Company.  Mr. Charney’s consulting relationship with the Company, which began at the time of his suspension as Chief Executive Officer, was also terminated on such date.

Prior to joining the Company, Ms. Schneider, age 56, served as President and COO of ESP Group, Ltd. since 2013, Chief Executive Officer of Big Strike LLC from 2010 to 2012, Senior Advisor to the Gores Group from 2010 to 2012, and President of Warnaco Swimwear Group from 2007 to 2010.  Ms. Schneider has also previously served as President of Sales of BCBG Max Azria and as President of Laundry by Shelli Segal. Ms. Schneider has a B.A. in Costume Design and Theater from California State University, Chico.

In connection with Ms. Schneider’s appointment as Chief Executive Officer, the Company and Ms. Schneider entered into an employment agreement (the “Employment Agreement”) pursuant to which Ms. Schneider will serve as the Company’s Chief Executive Officer for a term commencing on January 5, 2015 and continuing until her employment is terminated in accordance with the terms of the Employment Agreement.  The Employment Agreement provides that Ms. Schneider will receive a base salary of $600,000 per year, subject to increase based on the annual review of the Compensation Committee.  Ms. Schneider will be eligible to receive an annual incentive compensation award, with a target payment based on a bonus matrix providing for a range of 50% to 75% of her salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board of Directors or the Compensation Committee.  Ms. Schneider will also participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits and reimbursement of travel and business-related expenses), and the Company will provide medical and dental coverage consistent with that offered to the Company’s other executives.  Ms. Schneider will be entitled to attend all meetings of the Board of Directors in a nonvoting observer capacity, to the extent the Board of Directors determines that such attendance is not inconsistent with its fiduciary obligations.  Ms. Schneider is required to provide the Board of Directors with an assessment of the Company’s operational plan for fiscal year 2015 no later than April 5, 2015, and she will be entitled to receive a bonus payment of $100,000 no later than 30 days following the delivery and presentation of such plan.

If Ms. Schneider is terminated without “cause” or if she resigns for “good reason” (as these terms are defined in the Employment Agreement), the Company will pay Ms. Schneider the following: (a) her base salary accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Ms. Schneider’s then-current base salary for 18 months; (b) at the time of, on the terms of, and otherwise consistent with payments to similarly situated executives, (i) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs and (ii) for terminations after the first three months of the fiscal year, a pro rata target bonus for the year of termination; and (c) any unreimbursed expenses.  In addition, in such case, Ms. Schneider and her eligible dependents will be entitled to receive, until the earlier of 18 months following termination and the date Ms. Schneider is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.

If Ms. Schneider’s employment terminates by reason of her death or disability, or if she is terminated for “cause” or if she resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay her (a) her base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of her death or disability, (x) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs and (y) a pro rated amount of her target annual performance bonus, if any, for the calendar year in which such termination of employment occurs.

The Employment Agreement also provides that upon termination of Ms. Schneider’s employment for any reason, she agrees to resign, as of the date of such termination and to the extent applicable, from the boards of directors (and any committees) of, and as an officer of, the Company and any of the Company’s affiliates and subsidiaries.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Item 8.01.   Other Events.

On December 16, 2014, the Company issued a press release announcing the appointment of Ms. Schneider as Chief Executive Officer and the termination of Dov Charney.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

99.1	Press release, dated December 16, 2014, of American Apparel, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: December 19, 2014	By:	/s/ Chelsea A. Grayson
		Name:	Chelsea A. Grayson
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 16, 2014, of American Apparel, Inc.